CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227501, 333-256848, 333-280641 on Form S-3 and Registration Statement Nos. 2-76378, 333-175185, 333-195314, 333-208999, 333-225417, 333-225992, 333-273422 on Form S-8 of our reports dated February 25, 2026, relating to the financial statements of Globe Life Inc. and subsidiaries and the effectiveness of Globe Life Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Globe Life Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 25, 2026